UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 6, 2013
(Date of earliest event reported: August 1, 2013)

Commission File Number 333-181444

BlueFire Equipment Corporation

(Exact name of small business issuer as specified in its charter)

Delaware	26-2833179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1113 Vine Street, Suite 125
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 713-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01:	OTHER EVENTS.

On July 30, 2013, we signed a Sales Commission Agreement (the "Agreement") with Tom Willis ("Willis"), a Midland, Texas based agent to market and sell our drill bits in the Permian Basin. Under Scope of Services in the Agreement, Willis shall identify, screen and qualify prospective clients interested in purchasing or leasing drill bits, or other equipment or services. In addition, Willis will provide introductions to such companies and individuals, and assist with managing client accounts.

The Agreement also states that a sales commission of five percent of the gross sales price of products and services sold shall be paid to Willis for services rendered. The term of the Agreement is two years and renews automatically in one year intervals. Either party may terminate this Agreement for cause with 30 days written notice. The Agreement defines cause as a material breach of the Scope of Services.

ITEM 9.01:	EXHIBITS

Exhibits

Exhibit Number	Description

2.5	Sales Commission Agreement, dated July 30, 2013, by and between BlueFire Equipment Corporation and Tom Willis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2013	BlueFire Equipment Corporation
By: /s/ William A. Blackwell
William A. Blackwell
Chief Executive Officer